UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2016

OUTERWALL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 – 114th Avenue SE

Bellevue, Washington 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 24, 2016, Outerwall Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aspen Parent, Inc., a Delaware corporation (“Parent”), Aspen Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Outerwall Merger Sub”), Redwood Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Redbox Merger Sub”), and Redbox Automated Retail, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Redbox”), providing for the acquisition of the Company by Parent in an all cash transaction, consisting of a tender offer (the “Offer”), followed by a subsequent back-end merger of Outerwall Merger Sub with and into the Company (the “Outerwall Merger”), with the Company surviving the Outerwall Merger as a wholly owned subsidiary of Parent, and immediately followed by a merger of Redbox Merger Sub with and into Redbox (the “Redbox Merger” and, together with the Outerwall Merger, the “Mergers”), with Redbox surviving the Redbox Merger as a wholly owned subsidiary of the Company. Parent, Outerwall Merger Sub and Redbox Merger Sub are affiliates of certain funds (the “Apollo Funds”) managed by affiliates of Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”).

The Company’s Board of Directors (the “Board”) determined that the transactions contemplated by the Merger Agreement, including the Offer and the Mergers, are fair to and in the best interests of the Company and its stockholders, and approved the Merger Agreement and the transactions contemplated thereby, and recommended that the stockholders of the Company accept the Offer and tender their shares of common stock, par value $0.001 per share (the “Common Stock”), in the Offer.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Parent will cause Outerwall Merger Sub to commence the Offer for all of the Company’s outstanding shares of Common Stock at a purchase price of $52.00 per share, net to the seller in cash (the “Offer Price”), without interest and subject to any withholding taxes.

Subject to the terms and conditions of the Merger Agreement, the Offer will initially remain open for 20 business days from the date of commencement of the Offer. If at the scheduled expiration time of the Offer any of the conditions to the Offer have not been satisfied or waived, then Outerwall Merger Sub will extend the Offer for one or more consecutive periods of up to 5 business days, generally until November 23, 2016, to permit the satisfaction of all Offer conditions, except that if the sole remaining unsatisfied Offer condition is the Minimum Condition (as defined below), Outerwall Merger Sub will only be required to extend the Offer on up to four occasions of 5 business days each, unless Parent and the Company otherwise agree. If the debt financing is not available at the scheduled expiration time of the Offer, Outerwall Merger Sub may, subject to certain conditions, extend the Offer on up to four occasions of 5 business days each.

The obligation of Outerwall Merger Sub to purchase shares of Common Stock tendered in the Offer is subject to customary closing conditions, including (1) shares of Common Stock having been validly tendered and (not properly withdrawn) prior to the expiration of the Offer that represent, together with the shares of Common Stock then owned by Outerwall Merger Sub, at least a majority of the then outstanding shares of Common Stock (the “Minimum Condition”), (2) the absence of any law, injunction, judgment or other legal restraint that prohibits the consummation of the Offer or the Mergers, (3) the expiration or early termination of the waiting period applicable to the Offer and the Mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (4) the accuracy of the Company’s representations and warranties contained in the Merger Agreement (generally subject to Company Material Adverse Effect (as defined in the Merger Agreement) and materiality qualifiers), (5) the Company’s performance of its obligations, agreements and covenants under the Merger Agreement in all material respects, (6) the absence, since the date of the Merger Agreement, of any fact, change, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a

Company Material Adverse Effect, (7) other than the Company’s regular quarterly cash dividend for the third quarter of the Company’s 2016 fiscal year, the absence of any declaration or payment of any dividend or distribution on shares of capital stock of the Company or any non-wholly owned Subsidiary of the Company following the date of the Merger Agreement, and (8) the absence of any authorization or making of any purchases of capital stock of the Company or any non-wholly owned subsidiary of the Company, subject to certain exceptions.

Following the consummation of the Offer, and subject to the satisfaction or waiver of certain customary conditions set forth in the Merger Agreement, the Outerwall Merger will be effected pursuant to the procedure provided for by Section 251(h) of the General Corporation Law of the State of Delaware (“DGCL”), without a meeting or vote of the Company’s stockholders. The Outerwall Merger will be effected as soon as practicable following the acceptance of the shares validly tendered and not validly withdrawn pursuant to the Offer (the “Offer Acceptance Time”). Immediately following the effective time of the Outerwall Merger (the “Effective Time”), the Redbox Merger will be effected in accordance with the DGCL and the Delaware Limited Liability Company Act.

At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares (1) owned by the Company as treasury stock or owned by any direct or indirect wholly owned subsidiary of the Company, (2) owned by Parent or Outerwall Merger Sub, including any shares acquired by Outerwall Merger Sub in the Offer or (3) owned by any stockholder who is entitled to demand and properly demands the appraisal of such shares in accordance with, and in compliance in all respects with, the DGCL) will be automatically cancelled and converted into the right to receive the Offer Price (the “Merger Consideration”), without interest and subject to any withholding taxes.

As of the Effective Time (1) each outstanding Company stock option, whether or not then exercisable or vested, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the excess, if any, of the Merger Consideration over the per share exercise price applicable to such Company stock option, multiplied by the total number of shares subject to such Company stock option, (2) each share of Common Stock subject to time-based restricted stock awards and restricted stock awards earned pursuant to performance-based restricted stock awards will be vested as of immediately before the Effective Time and will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product the Merger Consideration, multiplied by the number of shares of Common Stock subject to such restricted stock award, and (3) each share of Common Stock subject to unearned performance-based restricted stock awards will be vested and all restrictions therein will lapse at the target level for such award as of immediately before the Effective Time and will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of the Merger Consideration, multiplied by the number of shares of Common Stock subject to such restricted stock award.

The Merger Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature, including an agreement that, subject to certain exceptions, the parties will use reasonable best efforts to cause the Offer and the Mergers to be consummated. The Company has also agreed generally (1) to operate its business in the ordinary course of business consistent with past practice in all material respects and (2) not to solicit other proposals to acquire the Company or to participate in discussions or provide information in connection with other proposals to acquire the Company, subject to certain exceptions.

Parent, Outerwall Merger Sub and Redbox Merger Sub have obtained equity and debt financing commitments to finance the transactions contemplated by the Merger Agreement. The Apollo Funds have (1) committed to capitalize Parent, immediately prior to the Closing, with an aggregate equity contribution in an amount of $630 million on the terms and subject to the conditions set forth in an equity funding letter dated July 24, 2016 and (2) provided the Company with a limited guarantee in favor of the Company dated July 24, 2016 guaranteeing the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, including any reverse termination fee that may become payable by Parent. Bank of America Merrill Lynch (acting through such affiliates as it deems appropriate, “BofAML”), Jefferies Finance LLC (“Jefferies”), Barclays Bank PLC (“Barclays”), Credit Suisse AG (acting through such affiliates or branches as it deems appropriate, “CS”) and Credit Suisse Securities (USA) LLC (“CS Securities” and, together with CS and their respective affiliates, “Credit Suisse”) have agreed to provide committed debt financing in an aggregate amount of $745 million with respect to the post-merger Outerwall business. Jefferies, BofAML and Credit Suisse have agreed to provide committed debt financing in an aggregate amount of $440 million with respect to the post-merger Redbox business. The obligations of the lenders to provide debt financing under the debt commitment letters are subject to a number of customary conditions.

Prior to the Offer Acceptance Time, the Board may, among other things, (1)(a) change its recommendation that the Company’s stockholders accept the Offer and tender their shares of Common Stock in the Offer to enter into a definitive acquisition agreement providing for a Superior Proposal (as defined in the Merger Agreement) or (b) terminate the Merger Agreement to enter into a definitive acquisition agreement providing for a Superior Proposal, or (2) change its recommendation that the Company’s stockholders accept the Offer and tender their Shares in the Offer in connection with a positive material event that materially affects the business and operations of the Company, in each case subject to complying with notice and other specified conditions.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $26.9 million. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $53.7 million under certain circumstances specified in the Merger Agreement.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent, Outerwall Merger Sub and Redbox Merger Sub. In addition, such representations, warranties and covenants (1) have been made only for purposes of the Merger Agreement, (2) have been qualified by (a) matters specifically disclosed in certain reports filed by the Company with the SEC prior to the date of the Merger Agreement (subject to certain exceptions) and (b) confidential disclosures made to Parent, Outerwall Merger Sub and Redbox Merger Sub in the disclosure schedule delivered in connection with the Merger Agreement, (3) are subject to various materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors, (4) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (5) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. In addition, any such confidential disclosures contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the SEC, including with regard to the Offer and the Mergers.

If the Outerwall Merger is consummated, the Company’s common stock will be delisted from the Nasdaq Global Select Market and deregistered under the Securities Exchange Act of 1934.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 24, 2016, the Board adopted an amendment (the “Amendment”) to the amended and restated bylaws of the Company (the “Bylaws”), which became effective immediately. The Amendment added a new Article XV to the Bylaws, which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for certain legal actions involving the Company will be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware).

The foregoing summary of the Amendment is qualified in its entirety to the text of the Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Important Information

The tender offer for the outstanding common stock of the Company referred to in this document has not yet commenced. This communication is not an offer to purchase or a solicitation of an offer to sell shares of the Company’s common stock. The solicitation and the offer to purchase shares of the Company’s common stock will only be made pursuant to an offer to purchase and related materials that Parent and Outerwall Merger Sub intend to file with the Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, Parent and Outerwall Merger Sub will file a Tender Offer Statement on Schedule TO with the SEC, and soon thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES THERETO.

Investors may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available), at the SEC’s web site at www.sec.gov or by visiting the Company’s Investor Relations website at ir.outerwall.com or by contacting the Company’s Investor Relations Department by phone at (425) 943-8242 or by e-mail at investor.relations@outerwall.com.

Forward-Looking Statements

This communication contains forward-looking statements in addition to historical and other information. The Company uses words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking forward,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will” and “would,” or any variations of these words, or other words with similar meanings to or that otherwise, identify forward-looking statements. All statements that address activities, events, performance or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. Forward-looking statements may relate to such matters as the tender offer, its completion and the completion of the related transactions, as well as the Company’s industry, business strategy, goals, projections and expectations concerning the Company’s market positions, future operations, future performance, results or condition, margins, profitability, capital expenditures, liquidity and capital resources, interest rates and other financial and operating information and the outcome of contingencies such as legal and administrative proceedings. The following are some of the factors and uncertainties that could cause actual future results, performance, condition and events to differ, including materially, from those expressed in any forward-looking statements: (1) uncertainties as to the timing of the proposed transactions relating to the tender offer; (2) the risk that the proposed transactions, including the tender offer and related mergers, may not be completed in a timely manner or at all; (3) uncertainties as to the percentage of the Company’s stockholders that will support the proposed transactions and tender their shares in the tender offer; (4) the possibility that competing offers or acquisition proposals for the Company will be made; (5) the possibility that any or all of the various conditions to the consummation of the proposed transactions may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (6) the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement and plan of merger (such as the occurrence of a material adverse effect), including in circumstances that would require the Company to pay a termination fee or other expenses; (7) risks regarding the failure to obtain the necessary financing to complete the proposed transactions; (8) risks related to the equity and debt financing and related guarantee arrangements entered into in connection with the proposed transactions; (9) the effect of the announcement or pendency of the proposed transactions on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, retailers, suppliers and others with whom it does business, and its operating results and business generally; (10) risks related to diverting management’s attention from the Company’s ongoing business operations; (11) the risk that stockholder litigation in connection with the proposed transactions may result in significant costs of defense, indemnification and liability; (12) effects of changes in the general business, political and economic climates; and (13) other factors as set forth from time to time in the Company’s filings with the SEC, including its Form 10-K for the fiscal year ended December 31, 2015, subsequent Form 10-Q filings, and other SEC filings. These forward-looking statements reflect the Company’s expectations as of the date of this communication. Factors or events that could affect the proposed transactions or cause actual events, results or performance to differ, including materially, may emerge from time to time, and it is not possible for the Company to predict all of them. Accordingly, no assurances can be given as to, among other things, whether the proposed transactions will be completed or if any of the other events anticipated by the forward-looking statements will occur or what impact they will have. Any forward-looking statements made by the Company in this communication speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 24, 2016, by and among Aspen Parent, Inc., Aspen Merger Sub, Inc., Redwood Merger Sub, Inc., Outerwall Inc. and Redbox Automated Retail, LLC.*

3.1	Amendment to the Amended and Restated Bylaws of Outerwall Inc.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTERWALL INC.

Date: July 28, 2016	By:	/s/ Galen C. Smith
Galen C. Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 24, 2016, by and among Aspen Parent, Inc., Aspen Merger Sub, Inc., Redwood Merger Sub, Inc., Outerwall Inc. and Redbox Automated Retail, LLC.*

3.1	Amendment to the Amended and Restated Bylaws of Outerwall Inc.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.